                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement     [_] CONFIDENTIAL, FOR USE OF THE
                                         COMMISSION ONLY (AS PERMITTED BY RULE
                                         14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     CORNERSTONE REALTY INCOME TRUST, INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Checkbox if any part of the fee is offset as provided by Exchange Act Rule
          0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

                     CORNERSTONE REALTY INCOME TRUST, INC.

                               -----------------

                   Notice of Annual Meeting of Shareholders
                     to be held on Wednesday, May 15, 2002

   The Annual Meeting of Shareholders of Cornerstone Realty Income Trust, Inc. (the "Company") will be held at The Woman's Club, 211 East Franklin Street, Richmond, Virginia 23219 on Wednesday, May 15, 2002 at 2:00 p.m. for the following purposes:

      1. To elect four (4) directors, three of whom will serve for a three-year term and one of whom will serve for a one-year term.

      2. To consider and vote on proposed amendments to the 1992 Non-Employee Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for automatic grants of options to purchase Common Shares to non-employee directors. The amendments, which are more fully set forth in the proxy statement, would extend the Directors Plan until the termination of the Company, would extend the period for automatic grants of stock options until termination of the Directors Plan, and would increase the number of Common Shares reserved for issuance under the Directors Plan.

      3. To consider and vote on proposed amendments to the 1992 Incentive Plan (the "Incentive Plan"). The Incentive Plan provides for grants of options to purchase Common Shares and grants of restricted Common Shares (collectively "incentive awards") to management personnel. The amendments, which are more fully set forth in the proxy statement, would extend the Incentive Plan until the termination of the Company and would increase the number of common shares reserved for issuance under the Incentive Plan.

      4. To transact such other business as may properly come before the meeting.

   If you were a holder of record of any common shares of the Company at the close of business on the record date of March 25, 2002, you are entitled to vote at the meeting. If you are present at the meeting, you may vote in person even though you have previously returned a proxy card.

   A proxy card for the voting of your shares is located in the window pocket of the envelope in which these proxy materials were mailed. If necessary, an additional proxy card may be obtained by calling Mr. Mark M. Murphy, Senior Vice President of Corporate Services, at (804) 643-1761.

                                          By Order of the Board of Directors

                                          /s/ J. Philip Hart
                                          J. Philip Hart
                                          Secretary

   April 8, 2002


  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                     CORNERSTONE REALTY INCOME TRUST, INC.

                               -----------------

                                PROXY STATEMENT
                                     DATED
                                 APRIL 8, 2002

                               -----------------

                        Annual Meeting of Shareholders
                                  To Be Held
                                 May 15, 2002

General

   The enclosed proxy is solicited by the management of Cornerstone Realty Income Trust, Inc. (the "Company") for the Annual Meeting of Shareholders to be held at The Woman's Club, 211 East Franklin Street, Richmond, Virginia 23219 on Wednesday, May 15, 2002 at 2:00 p.m. (the "Annual Meeting"). Your proxy may be revoked at any time before being voted at the Annual Meeting, either by a written notice of revocation that is received by the Company before the Annual Meeting or by conduct that is inconsistent with the continued effectiveness of the proxy, such as delivering another proxy with a later date or attending the Annual Meeting and voting in person.

   Unless your proxy indicates otherwise, all shares represented by a proxy that you complete and return will be voted FOR the election of the persons named therein as directors and for APPROVAL of the proposed amendments to the existing 1992 Non-Employee Directors Stock Option Plan and the existing 1992 Incentive Plan.

   This proxy statement and the enclosed proxy were mailed on April 8, 2002 to the common shareholders at the close of business on March 25, 2002 (the "Record Date"). On such mailing date, the Company also mailed to each common shareholder on the Record Date its Annual Report, which includes audited consolidated financial statements for the year ended December 31, 2001 (the "Annual Report").

   At the close of business on the Record Date, a total of 47,828,961 common shares of the Company (the "Common Shares") were outstanding and entitled to vote on all matters, including those to be acted upon at the Annual Meeting. The presence in person or by proxy of a majority of the Common Shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

Company Information

   The mailing address of the Company is 306 East Main Street, Richmond, Virginia 23219. Notice of revocation of proxies should be sent to the Company,
Attn: Mr. Mark M. Murphy, Senior Vice President of Corporate Services, 306 East Main Street, Richmond, Virginia 23219. The Company is a real estate investment trust for federal income tax purposes, or REIT. The Common Shares trade under the symbol "TCR" on the New York Stock Exchange.

   The Company will bear the costs of the solicitation set forth in this proxy statement. The Company will provide shareholders, at its expense (except for Exhibits), with a copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2001, including the financial statements and schedules therein, upon written request to Mr. Mark M. Murphy, Senior Vice President of Corporate Services, at the mailing address for the Company set forth above. The Company's Annual Report on Form 10-K also may be obtained electronically through the EDGAR system of the Securities and Exchange Commission at http://www.sec.gov.

Ownership of Equity Securities

   The determination of "beneficial ownership" for purposes of this proxy statement has been made in accordance with the rules and regulations of the Securities and Exchange Commission. References below to "beneficial ownership" by a particular person, and similar references, should not be construed as an admission or determination by the Company that Common Shares in fact are beneficially owned by such person.

   On March 15, 2002, the Company had a total of 47,818,015 issued and outstanding Common Shares. There are no shareholders known to the Company who beneficially owned more than 5% of its outstanding voting securities on such date, except as shown in the table below:

                 Security Ownership of Certain Beneficial Owners

                             Amount and Nature of
    Name and Address of     Beneficial Ownership of
    Beneficial Owner(1)        Common Shares(2)          Percent of Class
    -------------------        ----------------          ----------------
 Glade M. Knight                   3,271,876                   6.73%
 306 East Main Street
 Richmond, Virginia 23219
--------
(1) Individual named is a director and executive officer.
(2) Includes 829,211 Common Shares that may be acquired upon the exercise of stock options.

   On March 15, 2002, the following equity securities were beneficially owned by directors and executive officers of the Company and by nominees for election as directors at the Annual Meeting:

                            Security Ownership of Management

                                                  Amount and Nature of Beneficial Percent
                                                        Ownership of Common         of
Name of Beneficial Owner(1)                                  Shares(2)             Class
---------------------------                       ------------------------------- -------
Glenn W. Bunting, Jr.............................               53,515                *
Kent W. Colton...................................                5,376                *
Leslie A. Grandis................................               54,143                *
Glade M. Knight..................................            3,271,876             6.73%
Penelope W. Kyle.................................               54,784                *
Stanley J. Olander, Jr...........................              538,112             1.12%
Harry S. Taubenfeld..............................               94,041                *
Martin Zuckerbrod................................               92,030                *
Debra A. Jones...................................              376,891                *
Above directors and executive officers as a group            4,540,768             9.19%

--------
   * Less than one percent of outstanding Common Shares.
(1) All individuals listed in the table except Debra A. Jones are directors.
(2) Amounts shown include the Common Shares that may be acquired upon the exercise of options, as follows: (a) Messrs. Bunting and Grandis and Ms. Kyle - 50,850 Common Shares each; (b) Mr. Knight - 829,211 Common Shares;
    (c) Mr. Olander - 304,310 Common Shares; (d) Ms. Jones - 144,310 Common Shares; (e) Messrs. Taubenfeld and Zuckerbrod - 76,934 Common Shares each; and (f) Mr. Colton - 5,000 Common Shares. Amounts shown in table reflect Common Shares as to which the named individual has sole voting and investment power, or joint power with his or her spouse or minor children, if any.

Election of Directors

   Nominees. Four (4) individuals have been nominated for election to the Company's Board of Directors at the Annual Meeting. If elected, these individuals would constitute half of the Board of Directors. The following table lists the nominees for election to the Board of Directors and indicates the length of the terms they would have if elected:

  Nominee for Election to Board of Directors  Length of Term, if Elected(1)
  ------------------------------------------ --------------------------------
            Glenn W. Bunting, Jr............ Three-year term expiring in 2005
            Kent W. Colton..................   One-year term expiring in 2003
            Leslie A. Grandis............... Three-year term expiring in 2005
            Glade M. Knight................. Three-year term expiring in 2005

--------
   (1) Term would extend until the Annual Meeting of Shareholders for the year shown, or until a successor is duly elected and qualified, except in the event of prior resignation, death or removal.

   Unless otherwise specified, all Common Shares represented by the proxies will be voted FOR the election of the nominees listed. If any nominee ceases to be available for election as a director, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would cause any nominee to be unavailable for election as a director. All of the nominees are now members of the Board of Directors and have been nominated by action of the Board of Directors. If a quorum is present, a total of four positions on the Board of Directors will be filled by the election of the four properly nominated candidates who receive the greatest number of votes at the Annual Meeting, even if the nominees do not receive a majority of all votes represented and entitled to be cast.

   A shareholder who wishes to abstain from voting on the election of directors may do so by specifying, as provided on the enclosed proxy, that authority to vote for any or all of the nominees is to be withheld. By withholding authority in this manner, the Common Shares that otherwise could be voted by such shareholder will not be included in determining the number of Common Shares voted for such nominees. The Company will comply with instructions in a proxy executed by a broker or other nominee shareholder indicating that less than all of the Common Shares of the record shareholder on the Record Date are to be voted on a particular matter. All Common Shares that are not voted will be treated as Common Shares as to which voting authority has been withheld.

   Below is a list of the nominees, their ages and the respective years of their election to the Board of Directors of the Company, together with a brief description of their principal occupations and employment during at least the past five years and their directorships, if any, in public companies other than the Company.

   Glenn W. Bunting, Jr., 57, has been President of American KB Properties, Inc., which develops and manages shopping centers, since 1985. He has been President of G.B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980. Mr. Bunting was first elected to the Company's Board of Directors in 1993.

   Kent W. Colton, 58, has been Senior Scholar of the Joint Center for Housing at Harvard University since 1999. He is president of KColton LLC, a consulting and housing research company in McLean, Virginia, and serves as a member of the Millennial Housing Commission, which was established by Congress to examine national housing policy. From April 1984 through May 1999, he was executive vice president and chief executive officer of the National Association of Home Builders. Mr. Colton was first elected to the Company's Board of Directors in 2001.

   Leslie A. Grandis, 57, has been a partner in the law firm of McGuireWoods LLP in Richmond, Virginia since 1974. His practice concentrates on corporate finance and securities law. He is a director of Markel Corporation and CSX Trade Receivables Corporation. Mr. Grandis was first elected to the Company's Board of Directors in 1993.

   Glade M. Knight, 58, is Chairman, Chief Executive Officer and President of the Company. He was first elected to the Company's Board of Directors in 1989. Mr. Knight is the founder, Chairman of the Board and Chief Executive Officer of both Apple Suites, Inc. and Apple Hospitality Two, Inc., each of which is a real estate investment trust that owns extended-stay hotels. Mr. Knight has an employment agreement with the Company for an initial term of one year, beginning on October 1, 2001, which may be extended four times for additional terms of one-year each. He is chairman of the board of trustees of Southern Virginia University in Buena Vista, Virginia. He also is a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of and active lecturer for the university's Entrepreneurial Department of the Graduate School of Business Management.

                      MANAGEMENT RECOMMENDS A VOTE "FOR"
                          EACH OF THE ABOVE NOMINEES.

   Other Directors and Officers. The following individuals are the directors of the Company whose terms expire after 2002 and the executive officers of the Company.

   Penelope W. Kyle, 54, is a director of the Company. She has been the director of the Virginia Lottery since September 1, 1994. Ms. Kyle worked in various capacities for CSX Corporation and its affiliated companies from 1981 until August 1994. She served as Vice President, Administration and Finance for CSX Realty, Inc. beginning in 1991, as Vice President, Administration for CSX Realty, Inc. from 1989 to 1991, and as Assistant Vice President and Assistant to the President for CSX Realty, Inc. from 1987 to 1989. Ms. Kyle was first elected to the Company's Board of Directors in 1993. Her current term as a director expires in 2004.

   Stanley J. Olander, Jr., 47, is a director, Chief Financial Officer, Executive Vice President, and President of Capital Markets of the Company. From June 1991 through August 1996, Mr. Olander was employed by Cornerstone Realty Group, Inc. Mr. Olander has been the Company's Chief Financial Officer since September 1, 1996, and serves in that capacity under an employment agreement which has a five-year term ending on September 30, 2006. Mr. Olander was first elected to the Company's Board of Directors in 1992. His current term as a director expires in 2003.

   Harry S. Taubenfeld, 72, is a director of the Company. He has practiced law since 1956, and has been involved in mortgage and real estate investment activities in the firm of Zuckerbrod & Taubenfeld of Cedarhurst, New York since 1959. Mr. Taubenfeld concentrates on real estate and commercial law. Mr. Taubenfeld is a Trustee of the Village of Cedarhurst, New York, and a past President of the Nassau County Village Officials. Mr. Taubenfeld was first elected to the Company's Board of Directors in 1992. His current term as a director expires in 2004.

   Martin Zuckerbrod, 71, is a director of the Company. He has practiced law since 1956, and has been involved in mortgage and real estate investment activities in the firm of Zuckerbrod & Taubenfeld of Cedarhurst, New York since 1959. Mr. Zuckerbrod's areas of professional concentration are real estate and commercial law. Mr. Zuckerbrod also serves as a judge in the Village of Cedarhurst, New York. Mr. Zuckerbrod was first elected to the Company's Board of Directors in 1992. His current term as a director expires in 2003.

   Debra A. Jones, 47, is the Chief Operating Officer and an Executive Vice President of the Company. From June 1991 through August 1996, Ms. Jones was employed by Cornerstone Realty Group, Inc. Ms. Jones has been the Company's Chief Operating Officer since September 1, 1996, and serves in such capacity under an employment agreement which has a five-year term ending on September 30, 2006.

Committees of the Board

   The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee as its standing committees. The Board of Directors has no nominating committee.

   The Executive Committee has, to the extent permitted by law, all powers vested in the Board of Directors, except powers specifically denied to the Committee under the Company's bylaws. The Board of Directors has adopted a written charter for its Audit Committee (a copy of which was attached as an appendix to the Company's proxy statement for its 2001 annual meeting of shareholders). The Audit Committee recommends to the Board of Directors (which annually ratifies) the level of distributions to shareholders and has the other functions and responsibilities set forth in the Audit Committee Charter. The Compensation Committee administers the Company's incentive and stock option plans, and oversees the compensation and reimbursement of directors and executive officers of the Company. Separate reports by the Compensation Committee and the Audit Committee appear in other sections below.

   The Board of Directors held a total of four meetings during 2001 (including regularly scheduled and special meetings). The table below shows both the membership of the Company's standing committees and the number of meetings held by those committees during 2001:

                                                       Number of Committee
                            Members of Committee       Meetings During 2001
                            --------------------       --------------------
    Executive Committee...    Glenn W. Bunting, Jr.             4
                              Glade M. Knight
                              Harry S. Taubenfeld
                              Martin Zuckerbrod

    Audit Committee.......    Glenn W. Bunting, Jr.             3
                              Leslie A. Grandis
                              Penelope W. Kyle

    Compensation Committee    Leslie A. Grandis                 1
                              Penelope W. Kyle
                              Kent W. Colton *

--------
*  Joined committee after meeting date

   The Board of Directors, in its business judgment, has determined that all members of the Audit Committee (as identified above) are "independent," as defined in the applicable listing standards of the New York Stock Exchange.

   In 2001, each director attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he or she was a director). In addition, each director attended at least 75% of the total number of meetings held by all committees of the Board on which he or she served (held during the periods that he or she served).

Compensation Committee Interlocks and Insider Participation

   The Company's Compensation Committee includes Leslie A. Grandis and Penelope
W. Kyle. Mr. Grandis is also a partner in the law firm of McGuireWoods LLP, which serves as counsel to the Company. The representation of the Company by McGuireWoods LLP is expected to continue in 2002. Ms. Kyle's husband is also a partner in McGuireWoods LLP.

Compensation of Directors

   During 2001, the directors of the Company were compensated as follows:

   All Directors. All directors were reimbursed by the Company for travel and other out-of-pocket expenses incurred by them in attending meetings of the directors or a committee and in conducting the business of the Company.

   Non-Employee Directors. The non-employee directors (who consist of all directors other than Messrs. Knight and Olander) received annual directors' fees of $12,000, with $6,000 payable in cash and the balance payable in Common Shares (valued at the current market price at the time of issuance), plus $1,000 for each meeting of the Board and $100 for each committee meeting attended. Non-employee directors, however, did not receive any compensation for attending a committee meeting if it occurred on the same day as a meeting of the entire Board of Directors. Non-employee directors received an additional $1,000 for serving on the Executive Committee in 2001.

   In 2001, under the Company's 1992 Non-Employee Directors Stock Option Plan, the non-employee directors received options to purchase Common Shares as follows: (a) as to each non-employee director other than Mr. Colton, options for 9,479 Common Shares, exercisable at $10.59 per Common Share; and (b) as to

Mr. Colton, options for 5,000 Common Shares, exercisable at $10.89 per Common Share. If the proposal to extend the Company's 1992 Non-Employee Directors Stock Option Plan is approved at the Annual Meeting, each non-employee director will receive additional options for Common Shares on June 1, 2002.

   Employee Directors. The directors who are also employees of the Company (Messrs. Knight and Olander) received no compensation from the Company for their services as directors.

Executive Officers

   The Company's executive officers are Glade M. Knight, Debra A. Jones and Stanley J. Olander, Jr. Information about them is set forth above under the caption "Election of Directors."

Compensation of Executive Officers

   General. The following table sets forth the compensation paid by the Company for each of the last three completed fiscal years to its Chief Executive Officer and to all executive officers of the Company whose total salary and bonus exceeded $100,000 during the last completed fiscal year (collectively, the "Named Executive Officers"):

                          Summary Compensation Table

                                                                                   Long-Term
                                               Annual Compensation(1)         Compensation Awards
                                        ------------------------------------ ---------------------
                                                                             Restricted
                                                                               Share    Securities
                                                                Other Annual   Awards   Underlying
Name and Principal Position             Year Salary($) Bonus($) Compensation   ($)(2)   Options(3)
---------------------------             ---- --------- -------- ------------ ---------- ----------
Glade M. Knight                         2001  220,000  105,000       --       250,000         --
  Chairman and                          2000  210,000       --       --            --    200,000
  Chief Executive Officer               1999  210,000  300,000       --            --    348,771

Debra A. Jones                          2001  137,500   60,000       --       220,000         --
  Chief Operating Officer               2000  120,000       --       --            --    160,000
                                        1999  120,000  300,000       --            --         --

Stanley J. Olander, Jr.                 2001  137,500   60,000       --       220,000         --
  Chief Financial Officer               2000  120,000       --       --            --    160,000
                                        1999  120,000  300,000       --            --         --

--------
   (1) Salaries shown for 2001 reflect a continuation of the base salaries paid in 2000, as increased on October 1, 2001. On such date, Mr. Knight's base salary increased to $250,000 per year, and the base salaries for each of Ms. Jones and Mr. Olander increased to $190,000 per year. Cash bonuses paid in 2001 were based on 1999 performance and were approved by the Board in late 2000. Bonuses may be awarded in 2002 and in future years in the discretion of the Board of Directors or its Compensation Committee. The Company provides each of the Named Executive Officers with the use of a Company automobile, and pays premiums for their term life, disability and health insurance. The value of such items was below the lesser of either (a) $50,000 or (b) 10% of the total salary and bonus of the Named Executive Officer in 2001.
   (2) Restricted Common Shares were approved for issuance under the Company's 1992 Incentive Plan in late 2000, based on 1999 performance. These shares were actually issued in 2001. Pursuant to the terms of the issuance, the shares vest over four years, with one-fifth vesting at issuance and one-fifth vesting on each of the next four anniversaries. Generally, if the holder of such restricted Common Shares ceases to be an employee of the Company for any reason other than death or permanent disability, the unvested portion of the restricted Common Shares will revert to the Company. Mr. Knight received a total of 23,536 restricted Common Shares, and each of Ms. Jones and Mr. Olander received a total of 20,712 restricted Common shares. Dividends are paid on all restricted Common Shares issued to the Named Executive Officers.

   (3) In 1999, Mr. Knight was granted options ("Award Options") to purchase 348,771 of the Company's Common Shares at an exercise price of $10.125. These options represent a "rollover" of certain options previously held by Mr. Knight with respect to common shares in Apple Residential Income Trust, Inc. (which the Company acquired by merger in 1999). If a triggering event occurs, the exercise price will be $1.00 per common share for 180 days following the triggering event. A triggering event means the occurrence of certain events, defined in the option agreement, reflecting a change or prospective change in control of the Company. If a triggering event occurs, and Mr. Knight either elects not to, or fails to, exercise any exercisable Award Options, then the Company must pay to Mr. Knight the difference between the exercise price and the value of the common shares that would be obtained upon exercise. If the exercise or the receipt of payment in lieu of such exercise subjects the holder to an additional penalty tax under the Internal Revenue Code, the Company will pay to the holder an additional amount to offset the penalty tax.

   The Company did not grant any options for the purchase of Common Shares to the Named Executive Officers in 2001. The following table sets forth information with respect to those Named Executive Officers holding options for the purchase of Common Shares during 2001:

      Aggregated Option Exercises In 2001 And 2001 Year-End Option Values

                                                    Number of Securities
                                                         Underlying      Value of Unexercised
                                                    Unexercised Options      In-the-Money
                                                        at Year-End      Options at Year End
                                                    -------------------- --------------------

                        Shares Acquired    Value        Exercisable/         Exercisable/
         Name             on Exercise   Realized($)   Unexercisable(1)   Unexercisable($)(1)
         ----           --------------- ----------- -------------------- --------------------
Glade M. Knight........        0             0            829,211              597,603
Debra A. Jones.........     160,000       102,682         144,310               13,374
Stanley J. Olander, Jr.        0             0            304,310              130,174

--------
(1) All options held by the named individuals were exercisable at December 31, 2001. On such date, the closing price per Common Share was $11.35. Such options were granted in various amounts on different dates and at different exercise prices. The current exercise price for the Award Options held by Mr. Knight is $10.125 (see Note 3 to Summary Compensation Table). The exercise prices for the other options range from a minimum of $10.62 to a maximum of $12.06.

   Employment Agreements. Each of Glade M. Knight, Stanley J. Olander, Jr. and Debra A. Jones has entered into an employment agreement with the Company, effective October 1, 2001. Mr. Knight's employment agreement has a term of one year and may be extended four times for additional terms of one-year each. The employment agreements with Ms. Jones and Mr. Olander have five-year terms ending on September 30, 2006. Mr. Olander and Ms. Jones are obligated to devote all of their business time to the Company. Mr. Knight is not similarly restricted, although he has agreed to devote as much of his attention and energies to the business of the Company as is reasonably required in his judgment and that of the Board of Directors.

   Mr. Knight's employment agreement contains a limited covenant not to compete or interfere. His agreement provides that he will not, either during his employment or for a period of one year thereafter, either own, be employed by, or be connected in any manner with a business that owns, operates or manages multi-family residential real property in the states in which the Company operates. Furthermore, he has agreed not to solicit any person employed by the Company to leave such employment for employment with a competing business. Notwithstanding the foregoing, Mr. Knight will be permitted to pursue other ventures, including real estate ventures, except as expressly prohibited by the covenant not to compete. The employment agreements for each of Ms. Jones and Mr. Olander contain a similar covenant not to solicit employees of the Company, but do not contain the anti-competition covenant described above.

   Each employment agreement terminates automatically upon the officer's death. The Company is obligated to pay to the decedent's personal representative an amount equal to the decedent's current annual salary in a one-time lump sum payment.

   The Company may terminate the officer's employment and the Company's obligations under the employment agreement in the event of the "disability" of the officer or for "cause" as defined in the agreement. "Disability" means inability to perform the essential functions of the position, after reasonable accommodation in accordance with the Americans with Disabilities Act, if such a disability results from a physical or mental impairment which can be expected to result in death or to continue for at least six consecutive months. In the event of termination for disability, the Company must pay the officer or his representative an amount equal to the officer's current annual salary in a one-time lump sum payment. "Cause" is defined in the employment agreement as including continued or deliberate neglect of duties, willful misconduct of the officer injurious to the Company, violation of any code or standard of ethics applicable to Company employees, active disloyalty to the Company, conviction of a felony, habitual drunkenness or drug abuse, excessive absenteeism unrelated to a disability, or breach by the officer of the employment agreement. If the Company terminates the officer for "cause," it will have no further obligation to the officer except under any applicable benefits policy or as otherwise provided by law.

   Change in Control Agreements. Effective August 1, 2000, the Company entered into separate Change in Control Agreements with each of Glade M. Knight, Stanley J. Olander, Jr. and Debra A. Jones (each of whom is defined as an "Executive" thereunder). These Change in Control Agreements provide for certain payments in the event that the Company terminates an Executive's employment other than for Cause (as defined therein) or an Executive terminates employment for Good Reason (as defined in therein). Such payments from the Company to the Executive would be follows:

      (a) the Executive's salary and any accrued paid time off through the date of the change in control;

      (b) the Executive's annual bonus for the calendar year immediately preceding the calendar year in which the change in control occurs multiplied by a fraction in which the numerator is the number of days employed by the Company during the change of control year and the denominator is 365;

      (c) all amounts previously deferred by the Executive under any nonqualified compensation plan sponsored by the Company together with any accrued earnings thereon; and

      (d) for Stanley J. Olander, Jr. and Debra A. Jones, the greater of $1,250,000, or three times the sum of the annual base salary and the annual bonus (as such amounts are defined therein) or in the case of Glade M. Knight, the greater of $2,525,000, or three times the sum of the annual base salary and the annual bonus. The Change of Control Agreements define annual base salary as twelve times the Executive's highest monthly base salary and define annual bonus as the largest annual bonus paid to the Executive during the 36-month period immediately preceding the month of the effective date of the change in control.

   The Change of Control Agreements also provide a gross-up payment to the Executives. This payment is intended to compensate the Executive for any and all taxes due under Section 4999 of the Internal Revenue Code or any other federal, state and local tax payable by the Executives as a result any payment received under the Change in Control Agreements.

Compensation Committee Report

   The Compensation Committee determines compensation arrangements for the Company's executive officers and administers the Company's 1992 Incentive Plan, as amended, under which options for Common Shares and restricted Common Shares may be issued to eligible officers and employees.

   In 2001, the Company entered into new employment agreements (as described above) with Mr. Knight, Ms. Jones and Mr. Olander, with the approval of the Compensation Committee. These agreements are similar to the prior employment agreements between the Company and these same individuals. Under the new employment agreements, the Company is required to review the performance of the executive officer at the end of each fiscal year of the Company and, in its sole discretion and based on the executive officer's performance and the financial condition of the Company, may either maintain or increase the executive officer's salary.

   In accordance with the new employment agreements, the Company increased the salaries to Mr. Knight, Ms. Jones and Mr. Olander, beginning October 1, 2001. The Committee believes these increases were necessary and appropriate, based on the performance of such executive officers and the Company, the tenure of such executive officers and the fact that their base salaries had remained constant since 1996. Their prior annual salaries had been set at a level believed to be at the low end of the range of salaries paid to comparable officers of comparable companies. In determining comparable salaries, the Compensation Committee reviewed certain salary surveys, including a survey of the National Association of Real Estate Investment Trusts reporting on salaries in other REITs, as well as the salaries of officers of other REITs presented by Company management as being comparable. The intent of the Compensation Committee was to set initial salaries at a level low enough to permit subsequent increases based on the performance of the executive officers and the Company, with the expectation that such salaries eventually would be similar to those in comparable REITs.

   The new employment agreements continue the eligibility of Mr. Knight, Ms. Jones and Mr. Olander for annual bonuses in the discretion of the Board of Directors. In 2001, the Company paid a cash bonus of $105,000 to Mr. Knight and cash bonuses to Ms. Jones and Mr. Olander in the amount of $60,000 each. The cash bonuses paid in 2001 were based on 1999 performance and were approved by the Board in late 2000.

   The Compensation Committee received a report from Ernst & Young LLP, the Company's compensation consultant, outlining a compensation plan as a means of administering compensation to Messrs. Knight and Olander and Ms. Jones. Based in part on the report, the Compensation Committee annually reviews the criteria to be used in determining salary increases and bonuses. The Compensation Committee generally seeks to establish and maintain criteria to help the Company achieve its business objectives by: (a) designing performance-based compensation standards that align the interests of management with the interests of shareholders; (b) providing compensation increases and incentive compensation that vary directly with both Company financial performance and individual contributions to that performance by the executive officer; and (c) linking executive officer compensation to elements that affect both short- and long-term Common Share price performance. As appropriate, the Compensation Committee will also consider whether compensation levels are sufficient to attract and retain superior executive officers in a competitive environment.

                                          Leslie A. Grandis, Chairperson
                                          Penelope W. Kyle
                                          Kent W. Colton

Audit Committee Report

   The Audit Committee of the Board of Directors is composed of three directors. It operates under a written charter that was adopted by the Board of Directors on May 25, 2000, and is annually reassessed and updated, as needed, in accordance with applicable rules of the Securities and Exchange Commission. The Committee's primary function is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management is responsible for the preparation, presentation and integrity of the Company's financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young, LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

   In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence. Based on the review and discussions described in this Report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

   The members of the Audit Committee are not experts in accounting or auditing and rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that the Company's financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company's financial statements by Ernst & Young, LLP has been carried out in accordance with generally accepted auditing standards.

                                          Penelope W. Kyle, Chairperson
                                          Glenn W. Bunting, Jr.
                                          Leslie A. Grandis

Performance Graph

   The following graph compares the cumulative total shareholder returns, for the periods presented, on the Company's Common Shares, the Standard & Poor's Composite Index of 500 Stocks and the SNL Multi-Family REITs Index (which is an index of 20 other REITs). The periods presented begin after the close of business on April 17, 1997 (which was the last day before the initial trading of the Common Shares on the New York Stock Exchange) and end on December 31, 2001 (the closing date of the Company's last complete fiscal year). Prior to the periods presented, the Company's Common Shares were not publicly traded in any established market.

   The indicated values are based on share price appreciation plus dividends, which are assumed to be reinvested. The historical information set forth below is not necessarily indicative of future performance.


                         [CHART; DATA SUMMARIZED BELOW]



                                                         Period Ending
                                     -----------------------------------------------------
           Index                     04/17/97 12/31/97 12/31/98 12/31/99 12/31/00 12/31/01
           -----                     -------- -------- -------- -------- -------- --------
Cornerstone Realty Income Trust Inc.  100.00   122.57   117.00   121.25   145.65   173.28
S&P 500.............................  100.00   129.00   165.82   200.72   182.43   160.76
SNL Multi-Family REITs..............  100.00   115.39   105.47   116.10   156.55   172.71

Certain Relationships and Agreements

   Messrs. Zuckerbrod and Taubenfeld, who are directors of the Company, are principals in the law firm of Zuckerbrod & Taubenfeld of Cedarhurst, New York, which acted as counsel to the Company in connection with the Company's acquisition of certain of its real properties in 2001 and received legal fees for these services. This law firm is expected to render additional services on behalf of the Company in 2002 and to receive compensation for such services.

   As noted above, under "Compensation Committee Interlocks and Insider Participation," Mr. Grandis, who is a director of the Company, is also a partner in the law firm of McGuireWoods LLP, which serves as counsel to the Company and certain of its affiliates and which received legal fees for its services. Such representation is expected to continue in 2002. The husband of Penelope W. Kyle, who is a director of the Company, is a partner in McGuireWoods LLP.

   Mr. Knight serves as Chairman and Chief Executive Officer of two extended-stay hotel REITs, Apple Suites, Inc. (formed during 1999) and Apple Hospitality Two, Inc. (formed during 2001). Mr. Knight also owns companies which provide services to both Apple Suites, Inc. and Apple Hospitality Two, Inc. During 2001, the Company rented office space and provided real estate acquisition, offering-related and other services to these entities and received a total payment from them of approximately $278,667. The majority of the payment was treated as a reduction of general and administrative expenses of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

   The Company's directors and executive officers, and any persons holding more than 10% of the outstanding Common Shares, are required to file reports with the Securities and Exchange Commission with respect to their initial ownership of Common Shares and any subsequent changes in that ownership. For one of the directors, Mr. Colton, a report on Form 3 (Initial Statement of Beneficial Ownership of Securities) was not timely filed. Two transactions involving Mr. Colton in 2001 (for Common Shares and for stock options granted to him) were not reported on Form 5 (Annual Statement of Changes in Beneficial Ownership) on a timely basis. Otherwise, the Company believes that the filing requirements were satisfied in 2001. In making this statement, the Company has relied solely on written representations of its directors and executive officers and copies of reports that they have filed with the Securities and Exchange Commission.

Independent Public Accountants

   The firm of Ernst & Young LLP served as independent auditors for the Company in 2001. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and will be available to answer appropriate questions from shareholders. The Board of Directors has approved the retention of Ernst & Young LLP as the Company's independent auditors for 2002, based on the recommendation of the Audit Committee. Independent accounting fees for the last fiscal year are shown in the table below:

                             Financial Information
                              Systems Design and
 Audit Fees                   Implementation Fees         All Other Fees
 ----------                   -------------------         --------------
 $182,000                             --                    $178,028 *
--------
* Consists of $129,999 in audit-related services, including accounting consultation and services related to registration statements. Other fees totaling $48,029 generally include amounts for tax-related services.

                                   PROPOSALS

Background

   In 1992, the Company originally adopted two stock incentive plans. Under these two plans, the aggregate Common Shares as to which options may be granted or that may be issued as restricted Common Shares is a fixed number of Common Shares plus 6.2% of the number of Common Shares sold in offerings through July 7, 1999. Each stock incentive plan is currently scheduled to expire on July 8, 2004. The stock incentive plans are administered by the Board of Directors and its Compensation Committee.

   Directors Plan. The Company's 1992 Non-Employee Directors Stock Option Plan (the "Directors Plan") applies to directors of the Company who are not employees of the Company. Under the Directors Plan, the number of Common Shares as to which options may be granted is a fixed number of Common Shares plus 1.8% of the number of Common Shares sold in offerings of Common Shares through July 7, 1999. If Common Shares are allocated to options granted under the Directors Plan and those options expire or otherwise terminate (in whole or in part), the Common Shares as to which the options were not exercised could be allocated to other options granted under the Directors Plan.

   A director is eligible to receive an option under the Directors Plan if the director is not otherwise an employee of the Company or any subsidiary of the Company and was not an employee of any of such entities for a period of at least one year before the date of grant of an option under the Plan. Six directors (all directors except Messrs. Knight and Olander) currently qualify to receive options under the Directors Plan.

   Grants of stock options to eligible directors under the Directors Plan were automatic through June 1, 2001. The exercise price for each option granted under the Directors Plan is 100% of the fair market value of the Common Shares on the date of grant. No consideration is paid to the Company for the granting of the option.

   The Incentive Plan. Under the Company's 1992 Incentive Plan (the "Incentive Plan"), incentive awards may be granted to certain employees (including officers and directors who are employees) of the Company. Mr. Knight, Ms. Jones and Mr. Olander, among other officers and employees of the Company, are participants in the Incentive Plan. Such incentive awards may be in the form of stock options or restricted stock. The exercise price for the options will be not less than 100% of the fair market value of the Common Shares as of the date of grant of the option. Under the Incentive Plan, the number of incentive awards which may be granted is a fixed number of Common Shares plus 4.4% of the number of Common Shares sold in offerings of Common Shares through July 7, 1999. If an option is canceled, terminates or lapses unexercised, any unissued Common Shares allocable to such option are available for future incentive awards.

Proposal 1. To Amend the Existing 1992 Non-Employee Directors Stock Option Plan
            to Provide for Additional Grants of Stock Options Thereunder

   Description. This proposal would extend the Directors Plan until its termination by the Board of Directors or until the termination of the Company, would extend the period for automatic grants of stock options until such termination, and would increase the number of Common Shares reserved for issuance under the Directors Plan. Eligibility under the Directors Plan and its other material terms and conditions will remain unchanged.

   Text of Amendments. Specifically, this proposal would amend the indicated sections of the Directors Plan to read as indicated below. Following the text of each amendment is an explanation of the amendment.

Section               Amended Section and Explanation of Amendment
-------               --------------------------------------------
2(n)(2)     the issuance of any additional shares of Company Stock as
            authorized by resolutions of the Board from time to time, which issuance occurs before the termination of this Plan (the
            "Additional Offerings").

            Note: This change eliminates the option measuring period ending
            July 7, 1999 and extends that period for the term of the Directors
            Plan.

5 (first    Subject to Section 12 of the Plan, there shall be reserved for
sentence    issuance under the Plan an aggregate of 45,000 shares of Company
thereof)    Stock plus 2.0% of the total number of shares of Company Stock issued in the Offering in excess of the Minimum Offering, which shall be authorized, but unissued shares.

            Note: This change nominally increases the percentage used in calculating the maximum number of options that may be issued under the Directors Plan from 1.8% to 2.0%.

7(a)(iii)   As of each June 1 during the period beginning with fiscal year 1994 and ending upon the termination of the Plan, each Eligible Director shall automatically receive an Option to purchase 0.02% of the total number of shares of Company Stock issued and outstanding on that date.

            Note: This change extends the period for automatic grants beyond
            2001 through the end of the term of the Directors Plan.

10 The Plan shall terminate upon the earlier of: (a) the adoption of a resolution of the Board terminating the Plan; or (b) the date on which the Company's existence terminates (provided, however, that if the existence of the Company terminates and is reinstated as permitted by law, the Plan shall continue during the effective period of any reinstatement, subject to earlier termination pursuant to Section 10(a) above).

            Note: This change eliminates the existing termination date under the Directors Plan of July 8, 2004, and extends the Directors Plan for the life of the Company (subject to early termination by the Board of Directors).

   Purpose and Effect of Amendment. The proposal is designed to allow the Company to continue to issue stock options to non-employee directors on the same basis used since the inception of the Company. To the extent that the Company issues additional Common Shares before the termination of the Directors Plan, the maximum number of stock options that may be granted under the Directors Plan will increase. The actual number of stock options that may be issued after the adoption of the proposed amendments is not determinable. If the proposed amendments had been in effect during 2001, such amendments would not have changed any issuances under the Directors Plan. The granting of stock options is designed to align the interests of non-employee directors with the interests of shareholders, in a manner that is not always achieved with cash compensation alone, because the value of the stock options will correspond to the value of the Common Shares. The overall goal is to provide the recipients of stock options with an incentive to take actions and to make decisions that the recipients, in the exercise of their business judgment, believe will increase Common Share value.

   Vote Required. Assuming a quorum is present, adoption of this amendment requires an affirmative vote by the holders of the Common Shares represented and voting at the Annual Meeting in excess of the vote opposing the action.

   Recommendation. Management recommends a vote for APPROVAL of this proposed amendment to the existing Directors Plan.

Proposal 2. To Amend the Existing 1992 Incentive Plan to Provide for Additional Awards Thereunder

   Description. This proposal would extend the Incentive Plan until its termination by the Board of Directors or until the termination of the Company, and would increase the number of Common Shares reserved for issuance under the Incentive Plan. Eligibility under the Incentive Plan and its other material terms and conditions will remain unchanged.

   Text of Amendments. Specifically, this proposal would amend the indicated sections of the Incentive Plan to read as indicated below. Following the text of each amendment is an explanation of the amendment.

Section                              Amended Section and Explanation of Amendment
-------                              --------------------------------------------
2(r)(2)    the issuance of any additional shares of Company Stock as authorized by resolutions of the Board from time to time, which issuance occurs before the termination of this Plan (the "Additional
           Offerings").

           Note: This change eliminates the award measuring period ending July 7, 1999 and extends that period for the term of the Incentive Plan.

4 (first   Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate
sentence   of (1) 35,000 shares of Company Stock plus (2) 4.625% of the number of shares of Company
thereof)   Stock sold in the Initial Offering in excess of the Minimum Offering plus (3) 5.0% of the total number of shares of Company Stock issued in the Additional Offerings, which shall be authorized, but unissued shares.

           Note: This change nominally increases the percentage used in calculating the maximum number of awards that may be issued under the Incentive Plan from 4.4% to 5.0%.

11         If not sooner terminated by the Board, this Plan, as amended and restated, shall terminate at the close of business on the date on which the Company's existence terminates (provided, however, that if the existence of the Company terminates and is reinstated as permitted by law, the Plan shall continue during the effective period of any reinstatement, subject to earlier termination pursuant to action of the Board.)

           Note: This change eliminates the existing termination date under the Incentive Plan of July 8,
           2004, and extends the Incentive Plan for the life of the Company (subject to early termination by the Board of Directors).

   Purpose and Effect of Amendment. The proposal is designed to allow the Company to continue to issue awards of restricted Common Shares and options to acquire Common Shares to management on the same basis used in the past. The actual number of awards that may be granted after the adoption of the proposed amendments is not determinable. If the proposed amendments had been in effect during 2001, such amendments would not have changed any awards under the Incentive Plan. To the extent that the Company issues additional Common Shares before the termination of the Incentive Plan, the maximum number of incentive awards that may be granted under the Incentive Plan will increase. The granting of incentive awards is designed to align the interests of key employees with the interests of shareholders, in a manner that is not always achieved with cash compensation alone, because the value of the incentive awards will correspond to the value of the Common Shares. The overall goal is to provide the recipients of incentive awards with an incentive to take actions and to make decisions that the recipients, in the exercise of their business judgment, believe will increase Common Share value.

   Vote Required. Assuming a quorum is present, adoption of this amendment requires an affirmative vote by the holders of the Common Shares represented and voting at the Annual Meeting in excess of the vote opposing the action.

   Recommendation. Management recommends a vote for APPROVAL of this proposed amendment to the existing Incentive Plan.

                  MANAGEMENT RECOMMENDS A VOTE "FOR APPROVAL"
                       OF EACH PROPOSAL SET FORTH ABOVE.

Matters to be Presented Next Year at the 2003 Annual Meeting of Shareholders

   Any qualified shareholder who wishes to make a proposal to be acted upon next year at the 2003 Annual Meeting of Shareholders must submit such proposal for inclusion in the Proxy Statement and Proxy Card to the Company at its principal office in Richmond, Virginia, no later than December 7, 2002.

   For shareholder proposals not included in the Company's proxy statement for the 2003 Annual Meeting of Shareholders, the persons named by the Board of Directors proxy will be entitled to exercise discretionary voting power under the circumstances set forth in Rule 14a-4(c) under the Securities Exchange Act of 1934, unless the shareholder making the proposal both notifies the Secretary of the Company of the proposal by February 21, 2003, and otherwise follows the procedures specified in such Rule.

Other Matters for the 2002 Annual Meeting of Shareholders

   Management knows of no matters, other than those stated above, that are likely to be brought before the Annual Meeting. However, if any matters that are not currently known come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the Common Shares represented by such proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ J. Philip Hart
                                          J. Philip Hart
                                          Secretary

April 8, 2002

      -------------------------------------------------------------------
      THE COMPANY DEPENDS UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY CARD TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY CARD IMMEDIATELY.
      -------------------------------------------------------------------

     PROXY
                     CORNERSTONE REALTY INCOME TRUST, INC.
                             306 East Main Street
                              Richmond, VA 23219
                This Proxy is solicited on behalf of Management
        The undersigned hereby appoints J. Philip Hart, Mark M. Murphy and Martin B. Richards as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the common shares of Cornerstone Realty Income Trust, Inc. held by the undersigned on March 25, 2002, at the Annual Meeting of Shareholders to be held on May 15 , 2002, or any adjournment thereof.
        Management recommends a vote of "FOR" in item 1 and a vote for "APPROVAL" in items 2 and 3.

1.ELECTION OF DIRECTORS [_]FOR all nominees listed below (except as [_]WITHHOLD AUTHORITY to
                           marked to the contrary below)               vote for all nominees listed below

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
     __________________________________________________________________________
 Glenn W. Bunting, Jr., Kent W. Colton, Leslie A. Grandis and Glade M. Knight

     2. The Proposal to amend the Company's existing 1992 Non-Employee
     Directors Stock Option Plan, as defined and more fully described in Proposal No. 1 in the accompanying Proxy Statement of the Company dated April 8, 2002.
     [_] Approval                   [_] Disapproval                  [_] Abstain

     3. The Proposal to amend the Company's existing 1992 Incentive Plan, as defined and more fully described in Proposal No. 2 in the accompanying Proxy Statement of the Company dated April 8, 2002.
     [_] Approval                   [_] Disapproval                  [_] Abstain
                 (Continued and to be signed on reverse side)

                         (Continued from reverse side)
     4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR APPROVAL OF EACH PROPOSAL SET FORTH ABOVE.
Please indicate whether you plan to attend the Annual Meeting in
person:    .  Yes          .  No

                                                          Please print exact
                                                          name(s) in which
                                                          shares are
                                                          registered, and sign
                                                          exactly as name
                                                          appears. When shares
                                                          are held by joint
                                                          tenants, both should
                                                          sign. When signing as
                                                          attorney, executor,
                                                          administrator,
                                                          trustee or guardian,
                                                          please give full
                                                          title as such. If a
                                                          corporation, please
                                                          sign in full
                                                          corporate name by
                                                          President or other
                                                          authorized officer.
                                                          If a partnership or
                                                          other entity, please
                                                          sign in partnership
                                                          or other entity name
                                                          by authorized person.
                                                          Dated: __, 2002
                                                          _____________________
                                                          Printed Name
                                                          _____________________
                                                          Signature
                                                          _____________________
                                                          Signature if held
                                                          jointly
                                                          _____________________
                                                          Title of Signing
Please mark, sign, date and return the Proxy              Person (if applicable)
Card promptly using the enclosed envelope.